SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Quest Software, Inc.

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April 30, 2003

To our Shareholders:

We invite you to attend our Annual Meeting of Shareholders, which will be held on Thursday, May 29, 2003, at 9:00 a.m., Pacific Time, at our principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618.

The actions to be taken at the Annual Meeting are described in detail in the enclosed Proxy Statement and Notice of Annual Meeting. Included with these proxy materials is a copy of our Annual Report on Form 10-K for 2002. We encourage you to read all of these materials.

Please use this opportunity to take part in the affairs of Quest Software by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card promptly, using the enclosed postage-prepaid envelope. You can also vote by telephone or via the Internet. See Internet and Telephone Voting in the Proxy Statement for more details and follow the instructions on your proxy card.

All shareholders who attend the meeting will be required to present valid picture identification, such as a driver’s license. Registration will begin at 8:00 a.m.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Vincent C. Smith,

Chairman of the Board

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 29, 2003

The Annual Meeting of Shareholders of Quest Software, Inc., a California corporation, will be held on Thursday, May 29, 2003 at 9:00 a.m., Pacific Time, at the Company’s principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618, for the following purposes:

1.	To elect the following six directors: Vincent C. Smith, David M. Doyle, Doran G. Machin, Jerry Murdock, Jr., Raymond J. Lane and Augustine L. Nieto II;

2.	To approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 6,000,000 shares;

3.	To approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued thereunder by an additional 800,000 shares;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record as of the close of business on April 22, 2003 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided for that purpose, or to vote electronically via the Internet or by telephone. Instructions for electronic voting are provided on page 2 of the Proxy Statement. Any shareholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.

By order of the Board of Directors,

J. Michael Vaughn,

Secretary

Irvine, California

May 6, 2003

QUEST SOFTWARE, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quest Software, Inc., a California corporation (“Quest”), for the Annual Meeting of Shareholders of Quest to be held on Thursday, May 29, 2003 at 9:00 a.m., Pacific Time, and at any adjournment thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618, and the telephone number at that location is (949) 754-8000.

These proxy solicitation materials are first being mailed to shareholders on or about May 6, 2003.

Procedural Matters

Shareholders of record as of the close of business on April 22, 2003 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 91,706,805 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date on each of the matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

All shares entitled to vote and be represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. Quest does not currently anticipate that any other matters will be raised at the Annual Meeting.

A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by attending the Annual Meeting and voting in person, or by delivering to Quest’s Corporate Secretary, at the principal executive offices of Quest referred to above, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

Quest will bear the cost of this solicitation. Quest has retained the services of MacKenzie Partners, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $5,000 plus out-of-pocket expenses. In addition, Quest will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of Quest’s directors, officers and regular employees may solicit proxies personally or by telephone, facsimile or telegram, without additional compensation.

Quorum; Abstentions and Broker Non-Votes

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Quest intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum, but to exclude abstentions and broker non-votes from the calculation of the shares represented and voting with respect to any proposal. Accordingly, abstentions and broker non-votes will not have an effect on the election of directors or the proposals to amend the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan and to ratify the selection of our independent auditors.

Internet and Telephone Voting

Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

The deadline for voting through the Internet or by telephone is 12:00 midnight Eastern Time on Wednesday, May 28, 2003.

Directors

Listed below are the six individuals nominated for election at the Annual Meeting, each of whom is currently serving as a director of Quest.

Name	Age	Position with Quest
Vincent C. Smith	38	Chairman of the Board and Chief Executive Officer
David M. Doyle	41	Director and Founder
Doran G. Machin	47	Director
Jerry Murdock, Jr.	43	Director
Raymond J. Lane	55	Director
Augustine L. Nieto II	45	Director

Vincent C. Smith has served as our Chief Executive Officer since 1997 and a director since 1995. Mr. Smith became Chairman of the Board in 1998. From 1992 to 1994, Mr. Smith served as Vice President of Worldwide Sales and Marketing at Patrol Software North America, a company he founded. Following Patrol’s acquisition by BMC Software in 1994, Mr. Smith managed BMC’s sales operations as Director of Open Systems. From 1987 to 1992, Mr. Smith held a variety of sales management positions at Oracle Corporation.

David M. Doyle is our founder and has served as a director since 1987. Mr. Doyle served as our President until March 2003. Mr. Doyle was the primary designer and developer of our products during the initial four years after the founding of Quest. Prior to the founding of Quest, Mr. Doyle served as a consultant to a variety of industries, specializing in the areas of system design and application performance, and co-founded American Data Industries.

Doran G. Machin has served as a director since 1987. Mr. Machin is a co-founder of Quest and served as our Executive Vice President from 1987 through April 1999. Prior to 1987, Mr. Machin was employed as an independent computer consultant and worked for Hewlett-Packard and American Data Industries.

Jerry Murdock, Jr. has served as a director since April 1999. Mr. Murdock is a General Partner of InSight Capital Partners, an investment firm, which he co-founded in 1995. From 1987 to 1995, Mr. Murdock was President of Aspen Technology Group, a consulting firm that he founded in 1987. Mr. Murdock serves on the Board of Directors of Click Commerce, Inc.

Raymond J. Lane has served as a director since October 2000. Mr. Lane is a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Prior to joining Kleiner Perkins in July 2000, Mr. Lane was President and Chief Operating Officer and a Director of Oracle, where he served in various executive management positions. Before joining Oracle in June 1992, Mr. Lane was a Senior Vice President and Managing

Partner of Booz-Allen & Hamilton. He also served on Booz-Allen’s Board of Directors and Executive Management Committee. Currently, Mr. Lane is a member of the Board of Trustees of Carnegie-Mellon University and serves on the Boards of Directors of Special Olympics International, Marimba, Inc., SeeBeyond Technology Corporation and FreeMarkets, Inc.

Augustine L. Nieto II has served as a director since October 2002. Mr. Nieto is chairman of Life Fitness, a leading manufacturer of exercise equipment for commercial and consumer use, and has held a variety of executive positions with Life Fitness since he co-founded the company in 1977.

Board of Directors and Committees

During 2002, the Board met six times and acted by unanimous written consent twice. No director attended fewer than 75% of the aggregate number of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Our Audit Committee, presently composed of Messrs. Lane, Murdock and Nieto, assists the board of directors in monitoring the quality and integrity of Quest’s financial statements and accounting and financial reporting practices and is directly responsible for the appointment, oversight and compensation of Quest’s independent auditors. Our Audit Committee held five meetings in 2002.

Each of Messrs. Murdock, Lane and Nieto are “independent” as defined by Rule 4200(a)(15) in the listing standards of the National Association of Securities Dealers.

The Audit Committee acts pursuant to a written charter adopted by the board of directors on June 12, 2000, a copy of which was attached to the Proxy Statement for our 2001 Annual Meeting of Shareholders.

We have established a Compensation Committee, which reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by the Board. The Compensation Committee is currently comprised of Messrs. Lane, Murdock and Nieto. Our Compensation Committee acted by written consent seven times in 2002.

We do not have a standing nominating committee; however, nominations for director at the Annual Meeting were recommended and approved by Messrs. Murdock, Lane and Nieto, our independent directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of our executive officers or any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Director Compensation and Other Arrangements

Directors receive no cash remuneration for serving on the board of directors or any committee thereof. Non-employee directors are reimbursed for reasonable expenses incurred by them in attending board and committee meetings. Non-employee board members are also eligible for option grants pursuant to the provisions of the automatic option grant program under our 1999 Stock Incentive Plan. According to the terms of the automatic option grant program, Messrs. Lane and Nieto each received options to purchase 50,000 shares of Quest Common Stock on the date they were elected to the board of directors. On the date of the Annual Meeting, each of Messrs. Lane, Murdock and Machin will receive an automatic grant of options to purchase 15,000 shares of Quest Common Stock pursuant to this plan at an exercise price equal to the fair market value of such shares as of the same date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Company’s Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, and beneficial ownership includes shares issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days of the Record Date. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Quest Software, Inc., 8001 Irvine Center Drive, Irvine, California 92618.

Name of Beneficial Owner	Number Of Shares Beneficially Owned	Percent Of Shares Outstanding
Vincent C. Smith (1)	35,004,097	38.1%
David M. Doyle (2)	12,467,154	13.6%
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	6,296,935	6.9%
Eyal M. Aronoff (4)	4,303,616	4.7%
M. Brinkley Morse (5)	240,000	*
Jerry Murdock, Jr. (6)	362,298	*
Raymond J. Lane (7)	522,113	*
Doran G. Machin (8)	45,000	*
Augustine L. Nieto (9)	50,000	*
All executive officers and directors as a group (9 persons)	53,085,378	57.2%

* Less than 1%

(1)	Includes an aggregate of 152,400 shares held in the names of Mr. Smith’s minor children and 1,040 shares held by Mr. Smith as custodian for his minor children. Includes an aggregate of 33,198,900 shares held through limited liability companies, including 2,606,600 shares owned by Techdollars, LLC, a limited liability company controlled by Mr. Smith, that are subject to a pre-paid variable share forward contract. Includes 47,060 shares held by the Vincent C. Smith Charitable Remainder Trust, of which Mr. Smith is the trustee. Includes 301,666 shares issuable upon exercise of stock options.

(2)	Includes 134,740 shares held by the Doyle Charitable Remainder Trust, of which Mr. Doyle is the trustee, and 327,552 shares owned by DMD Partnership. Includes 2,000,000 shares that are subject to a variable delivery forward contract entered into by Mr. Doyle on June 8, 2001. Includes 3,619,000 shares that are subject to variable delivery forward contracts entered into by Mr. Doyle. Includes 50,000 shares issuable upon exercise of stock options.

(3)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003.

(4)	Includes an aggregate of 42,894 shares held in the names of Mr. Aronoff’s minor children and 1,040 shares held by Mr. Aronoff as custodian for his minor children. Includes 333,000 shares held by Tower Holdings LLC. Includes 316,020 shares issuable upon exercise of stock options.

(5)	Includes 240,000 shares issuable upon exercise of stock options.

(6)	Includes 2,274 shares owned by Insight Venture Associates II, LLC, of which Mr. Murdock is a managing member. Mr. Murdock disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, which may not be readily determinable. Also includes 45,000 shares issuable upon exercise of stock options.

(7)	Includes 80,000 shares issuable upon exercise of stock options.

(8)	Includes 45,000 shares issuable upon exercise of stock options.

(9)	Includes 50,000 shares issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3, Form 4 or Form 5 or written representations that no Forms 4 or 5 were required, the Company believes that, during 2002, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Doyle filed a late report for one transaction.

REPORTS OF COMPENSATION AND AUDIT COMMITTEES AND PERFORMANCE GRAPH

The following reports of the Compensation Committee and Audit Committee, and the information below relating to the performance of our Common Stock, are not be deemed to be soliciting material or to be filed with the SEC, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed with the SEC.

Report of the Compensation Committee

The role of the Compensation Committee of the Board is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers of Quest. The Committee also administers the Company’s 1999 Stock Incentive Plan (the “1999 Plan”) and 2001 Stock Incentive Plan (the “2001 Plan”).

Quest’s executive compensation program utilizes Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of Quest, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of Quest and to create value for our shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

Quest reviews its executive compensation programs to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable Quest to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is expected to be reviewed annually by the Compensation Committee.

Equity-Based Compensation

Stock option grants are designed to align the interests of an executive officer with those of our shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our Common Stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 1999 Plan. Each option generally becomes exercisable in a series of installments over a four-year or five-year period, contingent upon the officer’s continued employment with Quest. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by Quest during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant and vesting schedule to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with Quest, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number and exercise price of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual and the size of option and other equity-based awards made to individuals in similar positions within a peer group of other companies in our industry. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

Effective December 1, 2001, Mr. Smith voluntarily elected to eliminate the base salary component of his compensation.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of our executive officers received non-performance-based compensation in 2002 in an amount exceeding the limit, and the Compensation Committee does not anticipate that non-performance-based compensation to be paid to our executive officers in 2003 will exceed that limit. Our 1999 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers.

Submitted by the Compensation Committee of the Board of Directors:

Jerry Murdock, Jr.

Raymond J. Lane

Augustine L. Nieto II

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committee.

In addition, the Audit Committee received the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche the independence of Deloitte & Touche.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Submitted by the Audit Committee of the Board of Directors:

Jerry Murdock, Jr.

Raymond J. Lane

Augustine L. Nieto II

Company Stock Performance

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (U.S.) Index (the “Nasdaq Index”) and the S&P Systems Software Index (the “Industry Index”). The graph assumes $100 was invested in each of the Common Stock, the Nasdaq Index and the Industry Index on August 13, 1999 (the date on which we completed our initial public offering). Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN*

AMONG QUEST SOFTWARE, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P SYSTEMS SOFTWARE INDEX

	8/13/99	12/99	12/00	12/01	12/02
QUEST SOFTWARE, INC.	100.00	728.57	400.90	315.86	147.29
NASDAQ STOCK MARKET (U.S.)	100.00	154.14	93.00	73.78	51.01
S & P SYSTEMS SOFTWARE	100.00	153.08	77.08	81.05	60.84

*	$100 INVESTED ON 8/13/99 IN STOCK OR ON 7/31/99 IN INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 2000, 2001 and 2002 all compensation received for services rendered to Quest in all capacities by our chief executive officer and each of the other four most highly compensated executive officers. These officers are referred to in this Proxy Statement as the Named Executive Officers.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)	Other Annual Compen- sation ($) (2)	Securities Underlying Options(#)	All Other Compensation ($) (3)
Vincent C. Smith (4) Chief Executive Officer	2002 2001 2000	$	— 263,542 275,000	— — —	$38,728 31,971 20,806	800,000 785,000 —	$	— 1,500 2,500
David M. Doyle President	2002 2001 2000		216,667 275,000 275,000	— — —	28,032 69,550 23,258	— 100,000 —		1,500 1,500 2,500
Eyal M. Aronoff (4) Chief Technical Officer	2002 2001 2000		— 230,000 230,000	— — —	19,239 21,874 13,878	600,000 750,000 —		719 1,500 2,500
M. Brinkley Morse (5) Vice President, Finance & Operations	2002 2001 —		200,000 191,667 —	$50,000 50,000 —	— — —	200,000 650,000 —		— — —

(1)	Includes performance bonuses accrued in the year of service whether paid during the year of service or thereafter.

(2)	These amounts represent automobile expenses paid by Quest. For 2001, these amounts also include $11,916 for Mr. Smith and $46,674 for Mr. Doyle for personal use of aircraft.

(3)	These amounts represent matching contributions under our 401(k) Plan.

(4)	Effective December 1, 2001, Mr. Smith voluntarily elected to eliminate the base salary component of his compensation. Mr. Aronoff voluntarily elected to eliminate the base salary component of his compensation effective January 1, 2002.

(5)	Mr. Morse joined Quest in January 2001.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in 2002, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock. No stock appreciation rights were granted during 2002.

	Option Grants in 2002				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2002(%)	Exercise Price ($/Share)	Expiration Date
Name					5%	10%
Vincent C. Smith	800,000	12.2%	$8.30	08/07/12	$4,175,860	$10,582,450
Eyal M. Aronoff	600,000	9.2	8.30	08/07/12	3,131,895	7,936,837
M. Brinkley Morse	200,000	3.1	8.30	08/07/12	1,043,965	2,645,612

(1)	These options were granted at an exercise price equal to the fair market value of Quest Common Stock on the grant date. These options vest as follows: 20% on the first anniversary of the date of grant, and 10% upon completion of each of the following eight six-month periods.

The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated based on the assumption that the market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth, for the year ending December 31, 2002, certain information regarding options exercised by, and held at year-end by, the Named Executive Officers.

Name	Shares Acquired Upon Exercise(#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent C. Smith	—		215,666	1,369,334	—	$1,608,000
David M. Doyle	—		37,500	62,500	—	—
Eyal M. Aronoff	—		236,020	1,160,000	$449,647	1,206,000
M. Brinkley Morse	—		172,500	677,500	—	402,000

(1)	Calculated on the basis of the fair market value of our Common Stock on the exercise date, less the applicable exercise price per share, multiplied by the number of shares exercised.

(2)	Calculated on the basis of the fair market value of our Common Stock on December 31, 2002 ($10.31 per share), less the applicable exercise price per share, multiplied by the number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our Common Stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2002, including our 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and 2001 Stock Incentive Plan, and stock options assumed in connection with our acquisitions of Foglight Software, OnWire Technologies and FastLane Technologies.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,293,384	(2)	$13.30	987,495	(4)
Equity compensation plans not approved by security holders	7,973,980	(3)	$11.61	1,985,070

Totals	19,267,364		$13.21	2,972,565

(1)	Excludes options to purchase 13,965 shares of Common Stock with a weighted-average exercise price of $27.72 per share, options to purchase 3,821 shares of Common Stock with a weighted-average exercise price of $51.51 per share and options to purchase 85,457 shares of Common Stock with a weighted-average exercise price of $28.89 per share, which were assumed by Quest in connection with our acquisitions of Foglight Software, OnWire Technologies and FastLane Technologies, respectively.

(2)	Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan.

(3)	Issued under our 2001 Stock Incentive Plan. See the brief description below of the 2001 Stock Incentive Plan.

(4)	Includes 346,461 shares available for issuance under our 1999 Employee Stock Purchase Plan as of December 31, 2002, of which 286,815 shares were issued on the February 1, 2003 purchase date. Excludes additional shares that would be made available for issuance if the proposals to amend our 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan are approved at the Annual Meeting.

2001 Stock Incentive Plan

As of December 31, 2002, we had reserved 10 million shares of Common Stock for issuance under the 2001 Stock Incentive Plan (the “2001 Plan”) for employees. The 2001 Plan provides for the granting of non-qualified stock options to employees at the fair market value of our Common Stock at the grant date. Officers and directors of Quest are not eligible to participate in the 2001 Plan unless and until the 2001 Plan is approved by our shareholders. Options granted under the 2001 Plan have ten-year terms and generally vest 20% after the first year and in 10% increments every six months thereafter. The 2001 Plan is not required to be and has not been approved by the Company’s shareholders.

RELATED PARTY TRANSACTIONS

In April 1998, Mr. Aronoff purchased 1,950,000 shares of Common Stock for a total purchase price of $750,000, for which Mr. Aronoff executed a promissory note. The note had a term of five years, bearing interest at the rate of 5.7% per annum. The entire principal amount of this note and accrued interest in the amount of $25,735 was paid in September 2002.

We have entered into indemnification agreements with certain of our executive officers and our directors containing provisions that may require us, among other things, to indemnify our officers and our directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

OVERVIEW OF PROPOSALS

This Proxy Statement contains five proposals requiring shareholder action. Proposal No. 1 relates to the election of six directors to our Board of Directors. Proposal No. 2 requests that the shareholders approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by an additional 6,000,000 shares. Proposal No. 3 requests that the shareholders approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued thereunder by an additional 800,000 shares. Proposal No. 4 requests ratification of the selection of Deloitte & Touche as our independent auditors for 2003. Each of the proposals is discussed in more detail in the pages that follow.

Quest has been advised by Messrs. Smith and Doyle, who collectively, own more than 50% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, that they intend to vote for management’s nominees to the Board, for approval of the amendments to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan and for the ratification of the selection of Deloitte & Touche as Quest’s independent auditors. Accordingly, the election of the Board’s nominees and approval of Proposals No. 2, No. 3 and No. 4 are assured.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently comprised of six members: Messrs. Smith, Doyle, Murdock, Machin, Lane and Nieto. The Board has nominated the current six directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Our authorized number of directors is not less than four and not more than seven, and is presently set at six. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s six nominees below. Proxies cannot be voted for more than the six named nominees.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

Vote Required

The six nominees for director receiving the highest number of affirmative votes of the shares entitle to vote for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” re-election of Messrs. Smith, Doyle, Murdock, Machin, Lane and Nieto.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

Shareholders are being asked to approve an amendment to our 1999 Stock Incentive Plan (the “1999 Plan”) to increase the number of shares reserved for issuance thereunder by an additional 6,000,000, bringing the total number of shares of Common Stock authorized for issuance under the 1999 Plan to 23,500,000.

The 1999 Plan is an integral part of our compensation program. Under the 1999 Plan, our executive officers, directors and other employees may be granted stock options, stock appreciation rights and stock purchase rights. The proposed amendment would provide additional shares that we believe are necessary to allow us to attract and retain the best available personnel for all positions at Quest.

Description of the 1999 Plan

Introduction. The 1999 Plan was adopted by our Board of Directors and subsequently approved by our shareholders in June 1999. The 1999 Plan became effective upon its adoption by the Board. In May 2000, our shareholders approved an amendment to the 1999 Plan to increase the number of shares authorized for issuance under the 1999 Plan by 2,500,000.

Share Reserve.    17,500,000 shares of Common Stock have been authorized for issuance under the 1999 Plan. As of the Record Date, options to purchase 11,105,765 shares of Common Stock were outstanding, 6,116,442 shares of Common Stock had been issued under the 1999 Plan and 277,793 shares were available for issuance or grants of new stock options under the 1999 Plan. On the Record Date, the closing price of the Common Stock, as quoted on the Nasdaq National Market, was $10.10. No participant in the 1999 Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in total per calendar year.

Programs.    The 1999 Plan is divided into five separate programs:

•	the discretionary option grant program under which certain eligible individuals may be granted options to purchase shares of Common Stock at an exercise price determined by the plan administrator;

•	the stock issuance program under which certain eligible individuals may be issued shares of Common Stock directly, through the purchase of such shares at a price determined by the plan administrator or as a bonus tied to the performance of services;

•	the salary investment option grant program which may, at the plan administrator’s discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants;

•	the automatic option grant program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of those shares on the grant date; and

•	the director fee option grant program which may, in the plan administrator’s discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of the annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

Administration.    The discretionary option grant program and the stock issuance program is administered by the Compensation Committee of the Board of Directors. This committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Compensation Committee also has the authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is activated for one or more calendar years.

Plan Features.    Our 1999 Plan includes the following features:

•	The exercise price for any options granted under the plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee.

•	The Compensation Committee has the authority to cancel outstanding options under the discretionary option grant program, with the consent of the holder of each such option, in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of our Common Stock on the new grant date.

•	Stock appreciation rights may be issued under the discretionary option grant program. Such rights provide the holders with the election to surrender their outstanding options for a distribution from us equal to the fair market value of the vested shares of Common Stock subject to the surrendered option less the exercise price payable for those shares. We may make the payment in cash or in shares of Common Stock.

Change in Control.    The 1999 Plan includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

•	In the event of a change in ownership or control of Quest (by way of merger, sale of assets or otherwise), each outstanding option under the discretionary option grant program which is not assumed or continued by the successor corporation will immediately become exercisable for all the shares represented by such option, and all unvested shares will immediately vest, except to the extent repurchase rights with respect to those shares are to be assigned to the successor corporation.

•	The plan administrator has complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently terminated. The vesting of outstanding shares under the 1999 Plan may be accelerated upon similar terms and conditions.

•	The plan administrator may also grant options, which will immediately vest upon our acquisition by another entity, whether or not those options are assumed by the successor corporation.

•	The plan administrator may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than 50% of the outstanding voting stock or a change in the majority of our Board of Directors through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual’s service.

Salary Investment Option Grant Program. In the event the Compensation Committee decides to put this program into effect for one or more calendar years, each of our executive officers and other highly compensated employees selected for participation may elect to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $75,000. Each selected individual who makes such an election will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, an option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. A compensation expense will be recorded for the amount of the salary reduction. As a result, the total spread on the option shares at the time of grant will be equal to the amount of salary invested in that option. The option will vest and become exercisable in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of Quest.

Automatic Option Grant Program.    Each individual who first becomes a non-employee Board member at any time after August 13, 1999, the date we completed our initial public offering, will automatically receive an option grant for 50,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of Quest. In addition, on the date of each annual shareholders meeting, beginning with the 2001 annual shareholders meeting, each non-employee Board member who has served as a non-employee Board member since the date of the last annual shareholders meeting will automatically be granted an option to purchase 15,000 shares of Common Stock.

Each automatic grant will have a term of ten years, subject to earlier termination following the optionee’s cessation of Board service. The initial 50,000 share option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by us, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each 50,000 share automatic option grant will vest over a four year period in successive equal annual installments upon the individual’s completion of each year of Board service over the four-year period measured from the option grant date. However, the shares subject to each such automatic grant will immediately vest in full upon certain changes in control or ownership of Quest or upon the optionee’s death or disability while a Board member. Each 15,000 share automatic option grant will be immediately exercisable and fully vested on the option grant date.

Director Fee Option Grant Program.    If this program is put into effect in the future, then each non-employee Board member may elect to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares will be equal to the portion of the retainer fee invested in that option. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon certain changes in the ownership or control of Quest or the death or disability of the optionee while serving as a Board member.

Limited Stock Appreciation Rights.    Limited stock appreciation rights are automatically included as part of each grant made under the automatic option grant, salary investment option grant and director fee option grant programs and may be granted to one or more of our officers as part of their option grants under the discretionary option grant program. Options with such a limited stock appreciation right may be surrendered to Quest upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based on the highest price per share of Common Stock paid in connection with the tender offer.

Amendment. The Board may amend or modify the 1999 Plan at any time, subject to any required shareholder approval. The 1999 Plan will terminate no later than June 8, 2009.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences relating to the 1999 Plan based on federal income tax laws currently in effect. This summary applies to the 1999 Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

Non-Statutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights.    Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company’s right to repurchase the stock upon the purchaser’s termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

Stock Appreciation Rights.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise. In the case of a recipient who is also an employee, any taxable income recognized upon exercise of a stock appreciation right will constitute wages for which withholding will be required. The Company will generally be entitled to a tax deduction in the same amount. Any gain or loss on the resale of Common Stock acquired upon exercise of a stock appreciation right will be treated as a taxable gain or loss.

Section 162(m) of the Code. Section 162(m) of the Code generally disallows a public company’s federal income tax deduction for compensation to executive officers in excess of $1.0 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from this limitation, and therefore remains fully deductible by the company that pays it. To qualify as “performance-based” within the meaning of Section 162(m) of the Code, options and stock appreciation rights must be granted with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant, among other things. To the extent these requirements are met, compensation attributable to options and stock appreciation rights granted to executive officers under the 1999 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1999 Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1999 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1999 Plan in accordance with the terms of the 1999 Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

Compensation attributable to stock purchase rights granted under the 1999 Plan will not generally qualify as “performance-based” within the meaning of Section 162(m) of the Code. As a result, income recognized by executive officers in connection with stock purchase rights will be subject to the limitations on deductibility under such section.

The foregoing is only a summary of the effect of Federal income taxation upon optionees, holders of stock appreciation rights, holders of stock purchase rights and Quest with respect to the grant and exercise of options, stock appreciation rights and stock purchase rights under the 1999 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

Vote Required

The affirmative vote of a majority of the shares represented and voting and a majority of the quorum will be required to approve this proposal.

Recommendation

The Board of Directors has unanimously approved the amendment to the 1999 Plan and recommends that the shareholders vote “FOR” the amendment.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board and our shareholders have previously adopted the Quest Software, Inc. 1999 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide an incentive to our employees through continuing opportunities to acquire an ownership interest in Quest by purchasing shares of Common Stock.

As originally adopted, 1,200,000 shares of Common Stock were authorized to be issued under the ESPP. The Board is proposing to amend the ESPP by increasing the number of shares of Common Stock that may be issued under the ESPP by an additional 800,000, bringing the total number of shares of Common Stock authorized for issuance thereunder from 1,200,000 to 2,000,000. Adoption of the amendment to the ESPP is subject to obtaining the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. As of the Record Date, 59,646 shares of Common Stock were available for issuance under the ESPP. Based on the level of expected employee participation in the ESPP, we estimate that the number of shares currently available for issuance under the ESPP will be insufficient for our next purchase date under the ESPP and that additional shares are needed to continue our administration of the ESPP. We view the ESPP as a primary method to expand equity ownership among our employees beyond the equity incentives made available by our stock option plans.

Description of the ESPP

Shares Available under the ESPP; Adjustments. Prior to amendment of the ESPP, the total number of shares of Common Stock that may be issued under the ESPP may not in the aggregate exceed 1,200,000 shares, which may be unissued shares or shares that we reacquire, including shares purchased on the open market. As of the Record Date, 1,140,354 shares have been issued pursuant to the ESPP. The number of shares issuable under the ESPP is subject to adjustment in the event of a change in the Common Stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any purchase right, and the number and price of shares subject to purchase rights outstanding under the ESPP will also be adjusted accordingly.

Eligibility. Employees of the Company and each of its present or future subsidiaries are eligible to participate in the ESPP provided that they were employed on the start date of any purchase period under the ESPP and they are regularly expected to work more than 20 hours per week for more than five calendar months per year. However, no purchase right may be granted to an employee if such employee, immediately after such purchase right is granted, owns 5% or more of the total voting power or value of all classes of stock of Quest or any parent or subsidiary corporations. As of the Record Date, approximately 1,787 employees were eligible to participate in the ESPP. During the most recently completed purchase period, 569 employees participated in the ESPP.

Participation.    Except as otherwise provided in the ESPP, each participant in the ESPP will be granted a purchase right on the start date of each purchase period (each of such periods is referred to as a “purchase period”), which will begin on the first business day of each February and July (referred to as the “start date”) and end on the last day of each purchase period (referred to as a “date of exercise”). The number of shares subject to a purchase right for a participant will equal the number of whole shares obtained by dividing (a) the payroll deductions collected from such participant during the purchase period, by (b) the purchase price of the Common Stock applicable to that purchase period; provided, however, that the maximum number of shares that may be subject to any purchase right may not exceed 1,200 (subject to adjustment).

An eligible employee may participate in the ESPP only by means of payroll deduction. Each eligible employee who elects to participate in the ESPP must deliver to the Company, within the time period prescribed by the plan administrator, a written payroll deduction authorization in the form provided by the Company. The employee may authorize payroll deductions between 1% and 15% of their eligible compensation; provided, however, that no employee may accrue rights to acquire Common Stock pursuant to any purchase right under the ESPP to the extent that such accrual would otherwise permit such employee to purchase $25,000 worth of Common Stock under the ESPP (determined on the bases of the fair market value of Common Stock on the date such purchase right is granted) for each calendar year such rights are at any time outstanding.

Subject to the limits described above, each purchase right granted to any participant in the ESPP shall be automatically exercised on each purchase date to the extent of such employee’s payroll deductions under the ESPP. The purchase price per share of the Common Stock to be acquired by each participant on each purchase date will equal 85% of the fair market value of the Common Stock on either the purchase date or on the start date, whichever amount is less.

Withdrawal from the ESPP and Changes in Payroll Authorization. A participant may not elect to increase the rate of payroll deductions during a purchase period. However, a participant may reduce once the rate of payroll deductions during each purchase period. In addition, a participant may, at any time prior to the last day of any purchase period, terminate any outstanding purchase rights under the ESPP by timely delivering to the Company the appropriate form designated by the Company. No additional payroll deductions shall be collected from such participant pursuant to such terminated purchase right. As soon as possible thereafter, the Company will refund to the participant the amount of his payroll deductions during the purchase period in which such termination occurs.

Termination of Eligibility.    If the eligibility of a participant terminates for any reason, then such participant’s purchase right shall immediately terminate and all of such participant’s payroll deductions under the ESPP shall be refunded.

Administration, Termination and Amendments. The ESPP is administered by the Board. The Board may amend or terminate the ESPP immediately at any time to the extent necessary to assure that, for financial reporting purposes, no compensation expense is recognized by the Company in connection with shares of Common Stock issued under the ESPP. In addition, the Board has the right to alter, amend, suspend or terminate the ESPP at any time, to become effective immediately following the close of the purchase period in which such action is taken.

Federal Income Tax Consequences

The following is a brief summary of certain of the United States federal income tax consequences relating to the ESPP based on federal income tax laws currently in effect. This summary applies to the ESPP as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The ESPP is intended to be an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

United States Federal Income Tax Consequences to Participants. The payroll deductions of participants are made on an after-tax basis. There is no federal income tax liability to the participant when shares of Common Stock are purchased pursuant to the ESPP. However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the ESPP. The participant’s United States federal income tax liability will depend on whether the disposition is a qualifying or disqualifying disposition, as described below.

A “qualifying disposition” is a disposition that occurs more than two years after the first day of the purchase period in which the shares were purchased. If a participant makes a qualifying disposition, the participant will recognize in the year of disposition ordinary income in an amount equal to the lesser of (1) the amount by which the fair market value of the shares at the time of disposition exceeds the amount paid for the shares or (2) 15% of the fair market value of the shares on the start date (the beginning of the purchase period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the purchase right, then there will be no ordinary income. Instead, the participant will have a long-term capital loss equal to the difference between the sales price and the purchase price paid under the purchase right.

A “disqualifying disposition” is a disposition within two years after the first day of the purchase period in which the shares were purchased. If a participant makes a disqualifying disposition, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid for the shares under the purchase right. Any additional gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

The foregoing is only a summary of the effect of federal income taxation upon participants in the ESPP with respect to the purchase and sale of shares of Quest Common Stock under the ESPP. It does not purport to be complete, and does not discuss the tax consequences of the employee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

Vote Required

The affirmative vote of a majority of the shares represented and voting and a majority of the quorum will be required to approve this proposal.

Recommendation

The Board of Directors has unanimously approved the amendment to the ESPP and recommends that shareholders vote “FOR” the amendment.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of Quest for the year ending December 31, 2003. Deloitte & Touche served as Quest’s independent auditors for the year ended December 31, 2002. Shareholders are being asked to ratify the appointment of Deloitte & Touche as the Company’s independent auditors at the Annual Meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will have the opportunity to make a statement.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte & Touche as our independent auditors. However, the Board is submitting the selection of Deloitte & Touche to the shareholders for ratification at the request of the Audit Committee as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our shareholders.

Fees Paid to the Independent Auditors

Audit Fees

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) billed Quest aggregate fees of $282,347 for professional services rendered for the audit of the Company’s annual financial statements for 2002 and for reviews of the Company’s quarterly financial statements.

Financial Information Systems Design and Implementation

Deloitte did not bill Quest for financial information systems design and implementation fees for 2002.

All Other Fees

Deloitte billed Quest aggregate fees of $616,930 for other professional services rendered in 2002, including professional services in connection with tax preparation, tax consultation, statutory filings, audit-related services and other consulting services.

The Audit Committee of the Board of Directors has considered whether the provision by Deloitte of the non-audit services listed above is compatible with maintaining Deloitte’s independence.

Vote Required

The affirmative vote of a majority of the shares represented and voting and a majority of the quorum will be required to approve this proposal.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” ratification of the selection of Deloitte & Touche as the Company’s independent auditors.

OTHER MATTERS

Quest knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as Quest may recommend. The accompanying proxy confers discretionary authority to vote on any such other matters as may properly come before the Annual Meeting.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to Quest for receipt no later than January 1, 2004 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

In addition, the proxies solicited by the Board for the 2004 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 19, 2004.

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders may be householding our proxy materials. A single proxy statement would be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Corporate Secretary, Quest Software, Inc., 8001 Irvine Center Drive, Irvine, CA 92618.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Corporate Secretary, Quest Software, Inc., 8001 Irvine Center Drive, Irvine, CA 92618. Copies may also be obtained without charge through the SEC’s Web site at http://www.sec.gov.

April 30, 2003

Irvine, California

QUEST SOFTWARE, INC

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 29, 2003

You may vote by telephone toll-free or on the internet, or complete, sign and date and mail the form below. Your vote must be received prior to 12:00 midnight Pacific Time on May 28, 2003.

[Name and address of shareholder]

TO VOTE BY TELEPHONE OR ON THE INTERNET, USE THE CONTROL NUMBER BELOW

YOUR CONTROL NUMBER

Call Toll-free

On a Touch-Tone Phone:

24 hours a day, 7 days a week

1-888-216-1316

Have this form available when you call the toll-free number. Then, enter your control number and follow the prompts.

TO VOTE BY INTERNET, HAVE THIS FORM AVAILABLE AND FOLLOW THE DIRECTIONS WHEN YOU VISIT: WWW.DIRECTVOTE.COM/QSFT

YOU DO NOT NEED TO RETURN THE FORM BELOW IF YOU VOTE BY

TELEPHONE OR THE INTERNET.

QUEST SOFTWARE, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 29, 2003

YOUR CONTROL NUMBER

The undersigned shareholder of Quest Software, Inc. (the “Company”), hereby acknowledges receipt of the Notice of Annual meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Quest Software, Inc. to be held at the Company’s principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618 on Thursday, May 29, 2003 at 9:00 a.m. Pacific Time, and hereby appoints Vincent C. Smith and M. Brinkley Morse, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Company’s Common Stock which the undersigned is entitled to vote at such meeting and any adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such adjournment).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE BOARD’S NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis.

DETACH AT THE PERFORATION BELOW.

YOU DO NOT NEED TO RETURN THIS CARD IF

YOU HAVE VOTED BY TELEPHONE OR INTERNET.

☒ Please mark in dark ink in the manner shown

1. To elect the Company’s Board of Directors.

FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED IN THE CONTRARY BELOW) WITHHOLD AUTHORITY	☐ ☐

NOMINEES: (01) Vincent C. Smith, (02) David M. Doyle, (03) Doran G. Machin,

(04) Jerry Murdock, Jr., (05) Raymond J. Lane and (06) Augustine L. Nieto II

(INSTRUCTION: To withhold authority to vote for any nominee, print that nominee’s name in the space provided above.)

2. To approve an amendment to the Company’s 1999 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 6,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued thereunder by an additional 800,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Signature                                               Date:                                                  , 2003

Signature                                               Date:                                                  , 2003

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE VOTE,

SIGN, DATE AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.